EXHIBIT 99.1

CURE Pharmaceutical Receives FDA Approval for its IND Application

for Erectile Dysfunction Product CUREfilm Blue™

OXNARD, Calif.- Jan. 5, 2021 -- CURE Pharmaceutical Holding Corp (“CURE” or the “Company”) (OTC: CURR), a technology focused, vertically integrated drug delivery and product development company in the pharmaceutical and health & wellness space, announced today that the U.S. Food and Drug Administration (FDA) has approved an Investigational New Drug (IND) application for its product CUREfilm Blue™, an oral soluble film of sildenafil citrate (the active ingredient present in Viagra®1) for the treatment of erectile dysfunction (ED). CURE is seeking approval of this product via the 505(b)(2) regulatory pathway to expedite the U.S. approval process.

CUREfilm Blue™ utilizes the Company’s patented and proprietary fast-dissolving drug delivery platform, known as CUREfilm™, to deliver the active pharmaceutical ingredient (API) sildenafil citrate. By innovating beyond the traditional pharmaceutical delivery of pills and solutions, CURE is advancing this uniquely discrete, convenient and portable oral film product for achieving a better patient experience.

“Since CURE was founded, moving our flagship technology CUREfilm™ through the FDA regulatory process has been at the cornerstone of our pharmaceutical strategy. This approval of the IND filing from the FDA marks a significant milestone for our company, validating the value-proposition of our technology and proprietary dosage form,” said CURE CEO Rob Davidson. “Our oral film technology makes complete sense to meet patients’ sildenafil needs for treating ED. Our team has worked diligently for the past year to make several inroads on clinical efforts to achieve this important accomplishment and I am confident that we are optimally positioned to continue to trials in early 2021.”

“The erectile dysfunction market has evolved significantly over the last several years with the advent of telemedicine. Our patent pending CUREfilm Blue™ oral soluble film of sildenafil citrate should bring a significant value proposition to patients, physicians and providers in the erectile dysfunction market,” said CURE Chief Business Officer, Jonathan Berlent.

The global erectile dysfunction drug market is projected to reach approximately USD$6.6 Billion by 2025, at a CAGR of 6.0% over the five-year forecasted period with sildenafil representing a majority of the market according to a report by QYR Research.

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About CURE Pharmaceutical Holding Corp.

CURE Pharmaceutical® is the pioneering developer of CUREform™, a patented drug delivery platform that offers a number of unique immediate- and controlled-release drug delivery vehicles designed to improve drug efficacy, safety, and patient experience for a wide range of active ingredients.

As a vertically integrated company, CURE’s 25,000 square foot, FDA-registered, NSF® and cGMP-certified manufacturing facility enables it to partner with pharmaceutical and wellness companies worldwide for private and white-labeled production. CURE has partnerships in the U.S., China, Mexico, Canada, Israel, and other markets in Europe.

Licensing Contact:

Jonathan Berlent

Chief Business Officer

Cure Pharmaceutical

Jberlent@curepharma.com

516.660.9148

Investment Contact:

Gary Zwetchkenbaum
Plum Tree Consulting LLC
gzplumtree@gmail.com
516.455.7662

Media Contact:

Kathyrn Brown
CMW Media
cure@cmwmedia.com
858.264.6600

1 Viagra® is a registered trademark of Pfizer Inc.

Forward Looking Statement

Statements CURE makes in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. CURE intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and is making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements include, without limitation, the ability to successfully market the partnered products, the difficulty in predicting the timing or outcome of related research and development efforts, partnered product characteristics and indications, marketing approvals and launches of other products, the impact of pharmaceutical industry regulation, the impact of competitive products and pricing, the acceptance and demand of new pharmaceutical products, the impact of patents and other proprietary rights held by competitors and other third parties and the ability to obtain financing on favorable terms. The forward-looking statements in this press release reflect CURE’s judgment as of the date of this press release. CURE disclaims any intent or obligation to update these forward-looking statements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of our securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction

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